Exhibit 99.1

For immediate release	Tuesday 24 June 2008

THE STATE OF QATAR AND NYSE EURONEXT ANNOUNCE

MAJOR STRATEGIC PARTNERSHIP

NYSE EURONEXT TO ACQUIRE 25% OF

THE DOHA SECURITIES MARKET FOR US$250 MILLION

Doha / New York / Paris, 24 June 2008 - The State of Qatar and NYSE Euronext (NYSE Euronext: NYX) today announced a strategic partnership which will transform the Doha Securities Market (“DSM”) into a significant international player in the global exchange space and provide NYSE Euronext with a valuable presence in the Middle East. The closing of the transaction is expected to take place early during the fourth quarter of 2008, subject to the completion of documentation and obtaining non-objection from regulators.

Highlights

•

Strategic relationship between the State of Qatar and NYSE Euronext to build a new, internationally integrated cash and derivatives exchange in Doha with direct links to the know how and technology skills of the world’s largest capital markets;

•

Interests of both the State of Qatar and NYSE Euronext therefore fully aligned through equity participation, technology integration and market structure harmonisation. As part of this agreement, both parties commit to work together as partners to explore other opportunities in the Middle East;

•

NYSE Euronext to purchase a 25% stake in the DSM for US$250 million in cash, the largest investment ever made by NYSE Euronext in a foreign exchange. In all respects, NYSE Euronext submitted the most attractive offer as part of a competitive bidding process;

•	NYSE Euronext to receive three of the eleven seats on DSM’s board of directors;

•	The State of Qatar to retain ownership of the remaining 75% of the DSM through the Qatar Investment Authority;

•	The partnership lays the foundation for a fully diversified financial market in Doha

•	leveraging on NYSE Euronext technology and product expertise to enhance Doha’s existing cash equities business;

•	providing a platform for derivatives trading and related post-trade services;

•	governance and transparency levels of the new DSM to meet best practice standards of international exchanges.

•	NYSE Euronext has been selected as the technology provider by the State of Qatar and the DSM for both the cash equities and derivatives markets;

•	NYSE Euronext to act as a partner managing the operation of the new exchange, including the appointment of the senior management team, and providing technology services.

Commenting on today’s announcement, His Excellency Sheikh Hamad bin Jassim bin Jabor Al-Thani, Prime Minister and Minister of Foreign Affairs of Qatar, said:

“This represents a hugely significant development for Doha’s financial markets, for the people of Qatar and for the Middle East. We are delighted to partner with NYSE Euronext which has a global reputation for excellence. It’s a significant endorsement of Qatar’s importance in the world’s capital markets and will provide considerable opportunities for our future generations. This partnership lays the foundations for us to build Doha into a world class financial center. Our country’s financial markets will be an integral part of a group which links together the world’s major trading centers across the US and Europe and now the Middle East.”

“Today’s announcement represents the cornerstone of Qatar’s vision to bring our entire economic infrastructure up to the highest international standards, thereby laying the best possible foundations for the development of this dynamic nation.”

Duncan Niederauer, Chief Executive Officer of NYSE Euronext, said: “On behalf of our Board and all my colleagues at NYSE Euronext, I welcome this mutually beneficial strategic partnership with the State of Qatar and the Doha Securities Market. It is a great privilege to align NYSE Euronext with Qatar and Doha’s financial marketplace, whose role is increasingly important in the Gulf region and globally. We are greatly appreciative to His Excellency Sheikh Hamad bin Jassim bin Jabor Al-Thani, His Excellency Yusof Kamal, Dr. Hussain Al-Abdulla and the entire leadership team of the Doha Securities Market for this exciting opportunity, which complements our strategic business goals and benefits our shareholders.”

Added NYSE Euronext Deputy CEO Jean-François Théodore: “We share the entrepreneurial vision of Qatar and the Doha Securities Market. Our leading technology, focus on innovation and proven expertise will contribute greatly to the development of a world-class marketplace. In addition to proving beneficial to the people and business community of the Middle East, Europe and the United States, this partnership will serve to strengthen the global capital marketplace.”

The Strategic Partnership

The strategic partnership between the State of Qatar and NYSE Euronext will transform the DSM into an internationally integrated exchange. It will provide Qatar with total market infrastructure capability and the opportunity to reinforce the country’s position as a regional capital market with the introduction to Doha of new trading products, technology and international investors and issuers.

Under terms of the agreement, NYSE Euronext has agreed to purchase a 25% stake in the DSM for US$250 million in cash, the largest participation NYSE Euronext has taken in a foreign exchange. NYSE Euronext will be responsible for providing management services and technology. It will assist in identifying enhancements to the structure for the management of the exchange.

In addition, the collaboration is expected to benefit Qatar with significant intellectual knowledge transfer as NYSE Euronext has undertaken to base a number of its growing Middle East region operational and technology support functions in Doha. As a result, Doha will become a business hub for NYSE Euronext in the Middle East.

Objectives

The objective of the partnership is to develop Qatar’s financial markets to best practice international standards, linking the DSM with the world’s most important liquidity centres in the US and Europe.

Qatar is expected to be the second-largest economy in the region by 2015. Combining the liquidity and innovation of the DSM with NYSE Euronext, an integrated international exchange offers significant potential for the introduction of new trading products and international members.

A project management team has already been put together to finalize the scope and timetable for the launch of the new market, which will include cash equities, derivatives and other commodity-based trading products and will be adopted by the new DSM board.

Under terms of the agreement, the new venture will adopt NYSE Euronext technology for both cash equities and derivative markets.

The trading currency will be the Qatari Riyal, although it is expected that there will be capabilities to list multi-currency instruments.

The immediate focus for both partners will be to install the optimum management team as quickly as possible. Recruitment of the CEO and other senior officials is already underway.

The new exchange will be working with Qatar’s financial regulators to finalize the necessary governance and transparency requirements to ensure DSM conforms to best practice international standards. A further objective of the partnership is to enhance the process of ongoing regulatory reform which is redefining Doha’s financial market and to act as an active partner with the new regulator.

Extensive cooperation will continue across all issuers and investors to develop a portfolio of trading products and initiatives across both equities and derivatives which will develop to best possible effect the liquidity within the Doha market.

Further details of the above process will be made public when appropriate. The State of Qatar, however, views it as important to be able to allow the country’s citizens to benefit directly in the success of this initiative and plans to sell a minority share stake of the DSM in a domestic IPO. The IPO process will be undertaken within the next three years.

In addition to cash equities and derivatives, the DSM also intends to enhance the post-trade infrastructure in Qatar in line with international standards. The DSM will continue in the short-term with its vertically integrated clearing and settlement model, although the exchange intends to link up with international clearing and settlement houses as the partnership progresses.

Both parties are committed to upholding the existing core values of the Doha market: a commitment to transparency, liquidity and fairness.

For further information, please contact:

For the State of Qatar and the Doha Securities Market:

Citigate Dewe Rogerson	+44 (0) 207 638 9571
Patrick Donovan
Toby Moore
Grant Ringshaw
Angharad Couch

For NYSE Euronext

•	Media: Rich Adamonis, 212-656-2140, radamonis@nyx.com

•	Media: Caroline Denton, +33 1 49 27 1074, c.denton@euronext.com

•	Investor Relations: Gary Stein, 212-656-2140, gstein@nyx.com

•	Investor Relations: Gregory Duong, +33 1 49 27 1512, g.duong@nyx.com

Notes to Editors:

About the Doha Securities Market:

The Doha Securities Market (DSM) is the principal stock market of Qatar. Established in 1995, it officially commenced operations in May 1997.

The DSM has grown to become one of the leading stock markets in the Middle East. It currently has 43 listed companies and its market capitalization has climbed to QR500 billion (US$136 billion) from QR18.8 billion (US$5.2 billion) in 2000.

The primary aim of the DSM is to support Qatar’s economy by giving investors a platform through which they can trade fairly and efficiently. The DSM also provides the public with access to information, oversees key participants in the securities world, ensures correct disclosure of information, and enforces securities regulations. The DSM is regulated by the Qatar Financial Markets Authority. The DSM moved to a fully electronic trading platform in March 2002. Since 2005, non-Qataris have been allowed to invest in all companies listed on the DSM. For more information, please visit www.dsm.com.qa.

About NYSE Euronext:

NYSE Euronext operates the world’s leading and most liquid exchange group, and seeks to provide the highest levels of quality, customer choice and innovation. Its family of exchanges, located in six countries, includes the New York Stock Exchange, the world’s largest cash equities market; Euronext, the Eurozone’s largest cash equities market; Liffe, Europe’s leading derivatives exchange by value of trading; and NYSE Arca Options, one of the fastest growing U.S. options trading platforms. NYSE Euronext offers a diverse array of financial products and services for issuers, investors and financial institutions in cash equities, options and derivatives, ETFs, bonds, market data, and commercial technology solutions. NYSE Euronext’s nearly 4,000 listed companies represent a combined $ 30.9/ € 19.8 trillion in total global market capitalization (as of April 30, 2008), more than four times that of any other exchange group. NYSE Euronext’s equity exchanges transact an average daily trading value of approximately $161.9 / €106.9 billion (as of April 30, 2008), which represents more than one-third of the worlds cash equities trading. NYSE Euronext is part of the S&P 500 index and the only exchange operator in the S&P 100 index. For more information, please visit www.nyx.com.

About Qatar :

The State of Qatar is an emirate occupying the Qatar Peninsula, located on the west coast of the Arabian Gulf.

Qatar is a constitutional monarchy, ruled by the Al-Thani family and a member of both the United Nations and the League of Arab States. The economy has grown strongly in recent years, and current GDP is estimated at some $64bn, up from $8bn in 1995. The economy is forecast to grow at least 10% per annum for the next 5 years, with further growth of at least 7% per annum beyond 2013.

This growth is due in part to the rising energy prices and higher exports of liquefied natural gas (LNG). As much as one third of the world’s total gas reserves lies within Qatar. The country’s government uses the money it obtains from selling this resource to develop Qatar’s infrastructure, including education and health facilities. Some $130bn is earmarked for investment in those sectors over the next five to six years.

However, the government is keen to diversify away from depending on natural resources, and has established a number of organisations to ensure the security of future generations by diversifying income streams, as well as seeking to stimulate the private sector. Economic growth has been further strengthened by the benign economic conditions, including respect for the rule of law, stability, and the encouragement of private enterprise. The State now has 743,000 inhabitants (2004 population census), with 83% of inhabitants residing in the capital city, Doha, and its main suburb, Al-Rayyan.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2007 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on May 15, 2008 under No. R. 08-054), 2007 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.